Announces 4Q and Full Year 2024 Results;
Successful Close of the IFH Acquisition;
Robust Organic Loan and Deposit Growth;
Diversified Business Model Drives Strong Performance
Fourth Quarter 2024 Results
•Net Income of $7.5 million, or $0.45 per share, and return on average assets of 0.96%
◦Net Income of $15.5 million, or $0.92 per share, and return on average assets of 1.97% as adjusted to exclude the impact of merger-related expenses, initial Integrated Financial Holdings, Inc. ("IFH") Allowance for Credit Losses ("ACL") provision, and a non-recurring legacy IFH equity and debt investment write-down (non-GAAP)(1)
•Tangible Book Value Per Share(1) of $18.77, decreased 6.8%, or $1.36 as compared to $20.13 (3Q 2024), resulting from the acquisition of IFH and related purchase accounting impacts
•Return on average equity of 8.50%, and return on average tangible common equity(1) of 9.47%
◦Core return on average equity(1) of 17.68%, and core return on average tangible common equity(1) of 19.19%
•Net Interest Income increased $6.0 million, or 15.6% (not annualized), from 3Q 2024
•Net Interest Margin ("NIM") decreased to 5.87% as compared to 6.41% (3Q 2024)
◦Core NIM, as adjusted to exclude the impact of credit card loans (non-GAAP)(1) decreased to 4.05% as compared to 4.08% (3Q 2024)
◦Net purchase accounting accretion of $0.7 million for 4Q 2024 accounted for 9 basis points of the reported 5.87% NIM and 10 basis points of the reported 4.05% core NIM, respectively
•Fee Revenue (noninterest income) totaled $11.9 million, or 21.2% of total revenue for 4Q 2024
◦Core Fee Revenue of $14.5 million, or 24.7% of total core revenue, increased $7.9 million from 3Q 2024, excluding a non-recurring equity and debt investment write-down of $2.6 million (non-GAAP)(1), primarily due to the acquisition of IFH
•Gross Loan Growth in the quarter of $522.6 million includes $373.5 million from the acquisition of IFH, and $149.1 million from organic growth, or 28.2% annualized for 4Q 2024
◦Commercial and industrial loans of $554.6 million, or 21.0% of total gross loans at December 31, 2024 increased $282.7 million from September 30, 2024
•Total Deposit Growth in the quarter of $575.7 million includes $459.0 million from the acquisition of IFH, and $116.7 million from organic growth, or 21.2% annualized for 4Q 2024
◦Noninterest bearing deposits increased $92.8 million, or 51.4% annualized from 3Q 2024
•The ratio of allowance for credit losses to total loans equaled 1.85% at December 31, 2024 including 1.44% for the legacy Capital Bank portfolio, down 7 basis points from 3Q. The additional ACL coverage results from the initial $15.5 million impact from the acquisition of the IFH portfolio.
•Cash Dividend of $0.10 per share declared by the Board of Directors

Rockville, Maryland, January 27, 2025 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $7.5 million, or $0.45 per diluted share, for the fourth quarter 2024, compared to net income of $8.7 million, or $0.62 per diluted share, for the third quarter 2024, and $9.0 million, or $0.65 per diluted share, for the fourth quarter 2023. On October 1, 2024, the Company successfully completed its previously announced merger with IFH. Net income for the fourth quarter 2024 would have been $15.5 million, or $0.92 per diluted share if adjusted to exclude the impact of merger-related expenses, the initial IFH ACL provision, and a non-recurring equity and debt investment write down (non-GAAP)(1), compared to $9.2 million, or $0.66 per diluted share, for the third quarter 2024.
The Company also declared a cash dividend on its common stock of $0.10 per share. The dividend is payable on February 26, 2025 to shareholders of record on February 10, 2025.
“We are pleased to have successfully closed our acquisition of Integrated Financial Holdings, and we are now focused on merger integration and executing on the opportunities from our complementary lines of business," said Ed Barry, CEO of the Company and the Bank. "We continue to benefit from our diversified business model which is driving growth across our platforms."
"The really strong performance of the commercial bank during the quarter was highlighted by record loan growth, solid deposit growth, and stable core net interest margin. I am particularly pleased by the growth of our commercial and industrial loans,” said Steven J. Schwartz, Chairman of the Company. "This outstanding organic growth is expected to continue to be a major contributing factor in our overall earnings growth in 2025 and beyond. The acquisition of IFH, while creating a lot of noise in the financial results of the 4th quarter, provides us with a new line of business – loan servicing, processing, and packaging – and a significant expansion of our government-guaranteed lending platform."
(1) Reconciliations of the non–U.S. generally accepted accounting principles ("GAAP") measures are set forth in the Appendix at the end of this press release.

Acquisition of Integrated Financial Holdings, Inc.
On October 1, 2024, the Company successfully completed its previously announced merger with IFH. Pursuant to the terms of the Merger Agreement, each share of IFH’s common stock, par value $1.00 per share (“IFH Common Stock”) was converted into the right to receive (a) 1.115 shares of common stock of the Company, par value $0.01 per share (“Capital Common Stock”); and (b) $5.36 in cash per share of IFH Common Stock held immediately prior to the Effective Time, in addition to cash in lieu of fractional shares. In addition, each stock option granted by IFH to purchase shares of IFH Common Stock, whether vested or unvested, outstanding immediately prior to the Effective Time, was assumed by the Company and converted into an equivalent option to purchase Capital Common Stock, with the same terms and conditions as applied to the IFH stock option.
Total assets, including purchase accounting adjustments, of $559.4 million acquired in connection with the IFH acquisition included gross loans of $373.5 million, loans held for sale of $41.7 million and total deposits of $459.0 million at October 1, 2024.
During 2024, the Company incurred pre-tax merger-related expenses of $3.9 million, including expenses totaling $2.6 million for the fourth quarter 2024, generally consistent with modeled expectations.
The fourth quarter earnings were also impacted by pre-tax provision credit losses on acquired loans of $4.2 million ("Initial IFH ACL Provision") along with a non-recurring $2.6 million write-down of a legacy IFH equity and debt investment in a start-up. The net remaining value of the equity and debt investment is $0.2 million at December 31, 2024.
The following table provides a reconciliation of the Company's net income under GAAP to non-GAAP results excluding merger-related expenses, Initial IFH ACL Provision, and the non-recurring equity and debt write-down.

	Fourth Quarter 2024				Third Quarter 2024
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense(Benefit)	Net Income	Diluted Earnings per Share
GAAP Earnings	$10,776	$3,243	$7,533	$0.45	$11,499	$2,827	$8,672	$0.62
Add: Merger-Related Expenses	2,615	464	2,151		520	(37)	557
Add: Non-recurring Equity and Debt Investment Write-Down	2,620	—	2,620		—	—	—
Add: Initial IFH ACL Provision	4,194	1,025	3,169		—	—	—
Non-GAAP Earnings	$20,205	$4,732	$15,473	$0.92	$12,019	$2,790	$9,229	$0.66

	Year Ended December 31, 2024
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Earnings	$41,832	$10,860	$30,972	$2.11
Add: Merger-Related Expenses	3,930	622	3,308
Add: Non-recurring Equity and Debt Investment Write-Down	2,620	—	2,620
Add: Initial IFH ACL Provision	4,194	1,025	3,169
Non-GAAP Earnings	$52,576	$12,507	$40,069	$2.73
Note: The tax benefit associated with merger-related expenses has been adjusted to reflect the estimated nondeductible portion of the expenses.

Fourth Quarter 2024 Highlights
Earnings Summary
Net income of $7.5 million, or $0.45 per diluted share, decreased $1.1 million compared to $8.7 million, or $0.62 per diluted share, for the third quarter 2024. Net income of $15.5 million, or $0.92 per diluted share, as adjusted to exclude the impact of merger-related expenses, Initial IFH ACL Provision and a $2.6 million non-recurring equity and debt investment write-down (non-GAAP)(1) for the fourth quarter 2024 compared to $9.2 million, or $0.66 per diluted share, for the third quarter 2024.
•Net interest income of $44.3 million increased $6.0 million, or 15.6%, compared to the third quarter 2024.
◦Interest income of $61.7 million increased $9.1 million, or 17.3%, over the third quarter 2024, primarily from $7.9 million in portfolio loan interest income, as growth in average balances increased $539.3 million. Interest income from interest-bearing deposits held at other financial institutions increased $0.3 million, as average balances increased $49.1 million to $140.2 million. Interest income included $0.7 million from net purchase accounting amortization.
◦Interest expense of $17.4 million increased $3.1 million, or 21.9% over the third quarter 2024 due to increases in time deposits and borrowed funds of $2.7 million and $0.6 million, respectively, offset by a decrease in customer money market deposits of $0.3 million. Average balances increased $367.8 million, $53.5 million and $65.3 million, respectively. Interest expense included $1.4 million from net purchase accounting accretion.
•The provision for credit losses was $7.8 million, an increase of $4.1 million from the third quarter 2024, which included the Initial IFH ACL Provision of $4.2 million, $2.4 million from organic commercial portfolio loan growth and $1.2 million from OpenSky provision in the quarter. Net charge-offs totaled $2.4 million, a $0.2 million decrease over the third quarter 2024, including $2.1 million from credit card related loans. At December 31, 2024, the allowance for credit losses to total loans ratio was 1.85%, up 34 basis points from the ratio at September 30, 2024 due to the initial purchase credit deteriorated ("PCD") credit mark and initial non-PCD ACL provision. Excluding IFH, legacy Capital Bank ACL coverage ratio was 1.44%, a decrease of 7 basis points from the third quarter 2024.

Earnings Summary (Continued)
•Noninterest income of $11.9 million increased $5.3 million as compared to the third quarter 2024 primarily due to contributions from the IFH acquisition. Government loan servicing revenue (Windsor) totaled $4.0 million, government lending revenue totaled $2.3 million and loan servicing rights totaled $1.0 million, offset by a non-recurring equity and debt write-down of $2.6 million related to an IFH investment. Other income increased $1.0 million including $0.9 million related to an investment in an SBIC, while credit card fees declined $0.3 million.
•Noninterest expense of $37.5 million increased $7.8 million as compared to the third quarter 2024, primarily from the IFH acquisition. Noninterest expense of $34.9 million, excluding merger-related expenses of $2.6 million, increased $5.7 million as compared to the third quarter 2024. Highlights include:
◦The fourth quarter 2024 includes $0.3 million of intangible amortization resulting from the transaction.
◦Salaries and employee benefits expenses of $16.5 million increased $3.2 million, primarily related to the acquisition of IFH.
◦Occupancy and equipment expenses of $3.0 million increased $1.2 million, primarily related to increased contract expense from the IFH acquisition of $0.5 million and software depreciation of $0.4 million.
◦Estimated total cost synergies resulting from the acquisition totaled $1.5 million in the fourth quarter 2024, generally consistent with modeled expectations.
•Income tax expense of $3.2 million, or 30.1% of pre-tax income for the fourth quarter 2024, increased $0.4 million from $2.8 million, or 24.6% of pre-tax income for the third quarter 2024. The elevated tax rate in the quarter resulted from non-deductibility of an equity and debt write-down along with some merger-related expenses. Excluding merger-related expenses and the non-recurring equity and debt write-down, the effective income tax rate for the fourth quarter 2024 would have been 22.6%.

Balance Sheet
Total assets of $3.2 billion at December 31, 2024 increased $646.1 million, or 25.2% (not annualized), from September 30, 2024. Total assets, including $559.4 million acquired with the IFH acquisition, net of purchase accounting, included gross loans of $373.5 million, loans held for sale of $41.7 million and total deposits of $459.0 million at October 1, 2024.
•Cash and cash equivalents of $205.3 million at December 31, 2024 increased $48.6 million from September 30, 2024.
•Total portfolio loans of $2.6 billion at December 31, 2024 increased $522.6 million, or 24.8% (not annualized) from September 30, 2024. Total average loans increased $539.3 million quarter over quarter.
◦Owner-occupied commercial real estate loans increased $88.6 million, or 25.2% (not annualized) from September 30, 2024.
◦The average portfolio loans-to-deposit ratio of 99.27% for the three months ended December 31, 2024 remained stable.
•Total deposits of $2.8 billion at December 31, 2024 increased $575.7 million, or 26.3% (not annualized), from September 30, 2024. The increase includes $190.6 million of customer time deposits, $92.8 million of noninterest-bearing deposits primarily related to growth in title company deposit balances, $130.2 million of growth in customer money market deposits and $180.0 million of growth in brokered time deposits, partially offset by a decrease in interest-bearing demand accounts of $27.6 million.
◦Insured and protected deposits were approximately $1.6 billion as of December 31, 2024, representing 57.1% of the Company's deposit portfolio.
◦Low and no interest bearing deposits of $1.1 billion, 38.5% of deposits, increased $74.9 million, or 7.6% (not annualized) from September 30, 2024. Average noninterest-bearing deposits of $729.9 million increased $49.2 million, or 7.2% (not annualized), and represented 27.9% of total average deposits at December 31, 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $223.6 million, or 7.0% of total assets, an effective duration of 3.0 years, with U.S. Treasury Securities representing 57% of the overall investment portfolio at December 31, 2024. The accumulated other comprehensive income (loss) on the investment securities portfolio increased $2.9 million during the quarter to ($11.5 million) as of December 31, 2024, which represents 3.2% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity – The Company maintains stable and reliable sources of available borrowings, generally consistent with prior quarter. Sources of available borrowings at December 31, 2024 totaled $803.0 million, including available collateralized lines of credit of $595.7 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $131.4 million.
•Capital Positions – As of December 31, 2024, the Company reported a common equity tier 1 capital ratio of 13.74%, compared to 14.78% at September 30, 2024. At December 31, 2024, the Company and the Bank maintain regulatory capital ratios that exceed all capital adequacy requirements.

Financial Metrics
Net Interest Margin – Net interest margin decreased 54 basis points to 5.87% for the three months ended December 31, 2024, compared to prior quarter. Core net interest margin, as adjusted to exclude the impact of OpenSky™ credit card loans (non-GAAP)(1), decreased 3 basis points to 4.05% as compared to prior quarter. Net purchase accounting accretion for the fourth quarter 2024 was 9 basis points and 10 basis points for NIM and core NIM, respectively.
•The average yield on interest earning assets of 8.17% decreased 62 basis points compared to the prior quarter, including 40 basis points from inclusion of IFH commercial assets. The yield on portfolio loans, as adjusted to exclude the impact of OpenSky™ credit card loans (non-GAAP)(1), of 6.98% for the fourth quarter 2024, decreased 17 basis points, primarily as a consequence of reduced market interest rates.
•The total cost of deposits decreased 14 basis points to 2.50% for the fourth quarter 2024 as compared to the prior quarter. The total cost of interest-bearing deposits decreased 46 basis points to 3.46% for the fourth quarter 2024 as compared to the prior quarter.
Efficiency Ratios – The efficiency ratio was 66.7% for the three months ended December 31, 2024, compared to 66.1% for the three months ended September 30, 2024. The efficiency ratio was 59.3%, as adjusted to exclude the impact of merger-related expenses and a non-recurring equity and debt investment write-down (non-GAAP)(1), for the three months ended December 31, 2024 compared to 64.9% for the three months ended September 30, 2024.
Credit Metrics and Asset Quality – The ratio of allowance for credit losses to total loans equaled 1.85% at December 31, 2024, an increase of 34 basis points from September 20, 2024, which includes a 1.44% ACL coverage ratio for the legacy Capital Bank portfolio, down 7 basis points from 3Q. The additional ACL coverage results from the initial $15.5 million reserve on the $373.5 million IFH loan portfolio. Underlying credit performance and metrics were relatively stable and consistent with prior quarter when excluding the impact of the combination with IFH.
Nonperforming assets increased 34 basis points to 0.94% of total assets at December 31, 2024 as compared to September 30, 2024. Total nonaccrual loans at December 31, 2024 increased $14.8 million to $30.2 million compared to September 30, 2024. At December 31, 2024, special mention loans totaled $60.0 million, or 2.3% of total portfolio loans, as compared to $20.3 million, or 1.0% of total portfolio loans, at September 30, 2024. At December 31, 2024, substandard loans totaled $48.4 million, or 1.8% of total portfolio loans, as compared to $23.8 million, or 1.1% of total portfolio loans, at September 30, 2024.
Performance Ratios – Annualized return on average assets ("ROAA") and annualized return on average equity ("ROAE"), and ROATCE were 0.96%, 8.50%, and 9.47% respectively, for the three months ended December 31, 2024, compared to 1.42%, 12.59%, and 12.59% respectively, for the three months ended September 30, 2024.
•Annualized ROAA, annualized ROAE, and annualized ROATCE were 1.97%, 17.46%, and 19.19% respectively, as adjusted to exclude the impact of merger-related expenses, Initial IFH ACL Provision, and a non-recurring equity and debt investment write-down (non-GAAP)(1), for the three months ended December 31, 2024, compared to 1.51%, 13.40%, and 13.40% respectively, for the three months ended September 30, 2024.
Tangible Book Value – Book value per common share of $21.31 at December 31, 2024 increased $1.19 when compared to September 30, 2024. Tangible book value per common share(1) decreased $1.36, or 6.8%, to $18.77 at December 31, 2024 when compared to September 30, 2024. Tangible book value was impacted by the purchase accounting adjustments made in consequence of the IFH acquisition. The Company did not have goodwill or other intangible assets prior to the fourth quarter 2024. Therefore, tangible book value per share(1) was equal to book value per share for periods prior to the fourth quarter 2024.

Commercial Bank
Continued Portfolio Loan Growth – Gross portfolio loans, excluding OpenSky™ credit card loans, increased $522.9 million, to $2.5 billion, at December 31, 2024 compared to September 30, 2024.
The $522.9 million gross portfolio loan growth includes commercial real estate loans of $156.4 million, residential real estate loans of $64.9 million and commercial and industrial loans of $282.7 million. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $45.2 million increased $9.4 million from prior quarter, driven by loan growth and higher loan yields. Interest expense of $17.1 million increased $3.1 million, driven by an increase in average balances in the fourth quarter 2024.
Credit Metrics – Nonperforming assets, comprised solely of nonaccrual loans, increased 34 basis point to 0.94% of total assets at December 31, 2024 compared to September 30, 2024. Total nonaccrual loans at December 31, 2024 increased to $30.2 million compared to $15.5 million at September 30, 2024 due primarily to the acquisition of IFH.
Classified and Criticized Loans – At December 31, 2024, special mention loans totaled $60.0 million, or 2.3% of total portfolio loans, as compared to $20.3 million, or 1.0% of total portfolio loans, at September 30, 2024. At December 31, 2024, substandard loans totaled $48.4 million, or 1.8% of total portfolio loans, as compared to $23.8 million, or 1.1% of total portfolio loans, at September 30, 2024.
OpenSky™
Revenues – Total revenue of $19.2 million decreased $0.5 million from the prior quarter. Interest income of $15.5 million decreased $0.2 million from the prior quarter. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $121.0 million for the fourth quarter 2024, increased $1.5 million, or 1.3% (not annualized), compared to prior quarter. Noninterest income of $3.7 million decreased $0.4 million as compared to the prior quarter, primarily related to lower annual fee income.
Noninterest Expense – Total noninterest expense of $12.6 million decreased $0.7 million, primarily related to a reduction in quarterly advertising expense.
Loan and Deposit Balances – Loan balances, net of reserves, of $127.8 million at December 31, 2024 increased by $0.7 million, or 0.5%, compared to $127.1 million at September 30, 2024. Corresponding deposit balances of $166.4 million at December 31, 2024 decreased $4.4 million, or 2.6%, compared to $170.8 million at September 30, 2024. Gross unsecured loan balances of $42.4 million at December 31, 2024 increased $2.7 million, or 6.8%, compared to $39.7 million at September 30, 2024. During the fourth quarter 2024, the number of credit card accounts increased by 3,614 to 552,566 from September 30, 2024.
OpenSky™ Credit – Portfolio credit metrics continue to be generally consistent with modeled expectations during the fourth quarter 2024. The provision for credit losses of $1.2 million decreased $1.1 million when compared to the prior quarter.

Capital Bank Home Loans
Originations of loans held for sale totaled $90.0 million during the fourth quarter, with $77.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.9 million, representing a 2.45% of gain on sale as a percentage of total loans sold.
Windsor Advantage
Windsor Advantage is a loan service provider that offers community banks and credit unions with a comprehensive outsourced U.S. Small Business Association (“SBA”) 7(a) and U.S. Department of Agriculture (“USDA”) lending platform. Windsor Advantage generates fee income for the Company in connection with its servicing, processing and packaging of such loans for its financial institution clients.
Fee Income – Gross government loan servicing revenue totaled $4.6 million, including $0.5 million of Capital Bank related servicing fees, during the fourth quarter 2024. Windsor's total servicing portfolio was $2.5 billion at December 31, 2024.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			4Q24 vs 3Q24		4Q24 vs 4Q23
(in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$61,707	$52,610	$46,969	$9,097	17.3%	$14,738	31.4%
Interest expense	17,380	14,256	12,080	3,124	21.9%	5,300	43.9%
Net interest income	44,327	38,354	34,889	5,973	15.6%	9,438	27.1%
Provision for credit losses	7,828	3,748	2,808	4,080	108.9%	5,020	178.8%
Provision for (release of) credit losses on unfunded commitments	122	17	(106)	105	617.6%	228	(215.1)%
Noninterest income	11,913	6,635	5,936	5,278	79.5%	5,977	100.7%
Noninterest expense	37,514	29,725	26,907	7,789	26.2%	10,607	39.4%
Income before income taxes	10,776	11,499	11,216	(723)	(6.3)%	(440)	(3.9)%
Income tax expense	3,243	2,827	2,186	416	14.7%	1,057	48.4%
Net income	$7,533	$8,672	$9,030	$(1,139)	(13.1)%	$(1,497)	(16.6)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$18,726	$15,264	$13,918	$3,462	22.7%	$4,808	34.5%
PPNR, as adjusted(1)	$23,961	$15,784	$13,918	$8,177	51.8%	$10,043	72.2%

Common Share Data
Earnings per share - Basic	$0.45	$0.62	$0.65	$(0.17)	(27.4)%	$(0.20)	(30.8)%
Earnings per share - Diluted	$0.45	$0.62	$0.65	$(0.17)	(27.4)%	$(0.20)	(30.8)%
Earnings per share - Diluted, as adjusted(1)	$0.92	$0.66	$0.65	$0.26	39.4%	$0.27	41.5%
Weighted average common shares - Basic	16,595	13,914	13,897
Weighted average common shares - Diluted	16,729	13,951	13,989

Return Ratios
Return on average assets (annualized)	0.96%	1.42%	1.63%
Return on average assets, as adjusted (annualized)(1)	1.97%	1.51%	1.63%
Return on average equity (annualized)	8.50%	12.59%	14.44%
Return on average equity, as adjusted (annualized)(1)	17.46%	13.40%	14.44%
Return on average tangible common equity (annualized)(1)	9.47%	12.59%	14.44%
Core return on average equity, as adjusted (annualized)(1)	17.68%	13.40%	14.44%
Core return on average tangible common equity, as adjusted (annualized)(1)	19.19%	13.40%	14.44%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Year Ended
	December 31,
(in thousands, except per share data)	2024	2023	$ Change	% Change
Earnings Summary
Interest income	$213,301	$183,206	$30,095	16.4%
Interest expense	58,555	41,680	16,875	40.5%
Net interest income	154,746	141,526	13,220	9.3%
Provision for credit losses	17,720	9,610	8,110	84.4%
Provision for (release of) credit losses on unfunded commitments	385	(101)	486	(481.2)%
Noninterest income	31,410	24,975	6,435	25.8%
Noninterest expense	126,219	110,767	15,452	14.0%
Income before income taxes	41,832	46,225	(4,393)	(9.5)%
Income tax expense	10,860	10,354	506	4.9%
Net income	$30,972	$35,871	$(4,899)	(13.7)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$59,937	$55,734	$4,203	7.5%
PPNR, as adjusted(1)	$66,487	$55,734	$10,753	19.3%

Common Share Data
Earnings per share - Basic	$2.12	$2.56	$(0.44)	(17.2)%
Earnings per share - Diluted	$2.11	$2.55	$(0.44)	(17.3)%
Earnings per share - Diluted, as adjusted(1)	$2.73	$2.55
Weighted average common shares - Basic	14,584	14,003
Weighted average common shares - Diluted	14,660	14,081

Return Ratios
Return on average assets (annualized)	1.21%	1.64%
Return on average assets, as adjusted (annualized)(1)	1.57%	1.64%
Return on average equity (annualized)	10.78%	14.91%
Return on average equity, as adjusted (annualized)(1)	13.94%	14.91%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	December 31,			September 30,	June 30,	March 31,
(in thousands, except per share data)	2024	2023	% Change	2024	2024	2024
Balance Sheet Highlights
Assets	$3,206,911	$2,226,176	44.1%	$2,560,788	$2,438,583	$2,324,238
Investment securities available-for-sale	223,630	208,329	7.3%	208,700	207,917	202,254
Mortgage loans held for sale	21,270	7,481	184.3%	19,554	19,219	10,303
Portfolio loans receivable (2)	2,630,163	1,903,288	38.2%	2,107,522	2,021,588	1,964,525
Allowance for credit losses	48,652	28,610	70.1%	31,925	30,832	29,350
Deposits	2,761,939	1,895,996	45.7%	2,186,224	2,100,428	2,005,695
FHLB borrowings	22,000	22,000	—%	52,000	32,000	22,000
Other borrowed funds	12,062	27,062	(55.4)%	12,062	12,062	12,062
Total stockholders' equity	355,139	254,860	39.3%	280,111	267,854	259,465
Tangible common equity (1)	312,685	254,860	22.7%	280,111	267,854	259,465

Common shares outstanding	16,662	13,923	19.7%	13,918	13,910	13,890
Book value per share	$21.31	$18.31	16.4%	$20.13	$19.26	$18.68
Tangible book value per share (1)	$18.77	$18.31	2.5%	$20.13	$19.26	$18.68
Dividends per share	$0.10	$0.08	25.0%	$0.10	$0.08	$0.08
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Year Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest income
Loans, including fees	$58,602	$50,047	$48,275	$45,991	$45,109	$202,915	$174,760
Investment securities available-for-sale	1,539	1,343	1,308	1,251	1,083	5,441	4,815
Federal funds sold and other	1,566	1,220	1,032	1,127	777	4,945	3,631
Total interest income	61,707	52,610	50,615	48,369	46,969	213,301	183,206

Interest expense
Deposits	16,385	13,902	13,050	12,833	11,759	56,170	39,625
Borrowed funds	995	354	508	528	321	2,385	2,055
Total interest expense	17,380	14,256	13,558	13,361	12,080	58,555	41,680

Net interest income	44,327	38,354	37,057	35,008	34,889	154,746	141,526
Provision for credit losses	7,828	3,748	3,417	2,727	2,808	17,720	9,610
Provision for (release of) credit losses on unfunded commitments	122	17	104	142	(106)	385	(101)
Net interest income after provision for credit losses	36,377	34,589	33,536	32,139	32,187	136,641	132,017
Noninterest income
Service charges on deposits	241	235	200	207	240	883	964
Credit card fees	3,733	4,055	4,330	3,881	3,970	15,999	17,273
Mortgage banking revenue	1,821	1,882	1,990	1,453	1,166	7,146	4,896
Government lending revenue	2,301	—	—	—	—	2,301	—
Government loan servicing revenue	3,993	—	—	—	—	3,993	—
Loan servicing rights (government guaranteed)	1,013	—	—	—	—	1,013	—
Non-recurring equity and debt investment write-down	(2,620)	—	—	—	—	(2,620)	—
Other income	1,431	463	370	431	560	2,695	1,842
Total noninterest income	11,913	6,635	6,890	5,972	5,936	31,410	24,975
Noninterest expenses
Salaries and employee benefits	16,513	13,345	13,272	12,907	11,638	56,037	48,754
Occupancy and equipment	2,976	1,791	1,864	1,613	1,573	8,244	5,673
Professional fees	2,150	1,980	1,769	1,947	1,930	7,846	9,270
Data processing	7,210	6,930	6,788	6,761	6,128	27,689	25,686
Advertising	1,032	1,223	2,072	2,032	1,433	6,359	6,161
Loan processing	969	615	476	371	198	2,431	1,633
Foreclosed real estate expenses, net	—	1	—	1	—	2	7
Merger-related expenses	2,615	520	83	712	—	3,930	—
Operational losses	993	1,008	782	931	1,490	3,714	4,613
Other operating	3,056	2,312	2,387	2,212	2,517	9,967	8,970
Total noninterest expenses	37,514	29,725	29,493	29,487	26,907	126,219	110,767
Income before income taxes	10,776	11,499	10,933	8,624	11,216	41,832	46,225
Income tax expense	3,243	2,827	2,728	2,062	2,186	10,860	10,354
Net income	$7,533	$8,672	$8,205	$6,562	$9,030	$30,972	$35,871

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
(in thousands, except share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Cash and due from banks	$25,433	$23,462	$19,294	$12,361	$14,513
Interest-bearing deposits at other financial institutions	179,841	133,180	117,160	72,787	39,044
Federal funds sold	58	58	57	56	407
Total cash and cash equivalents	205,332	156,700	136,511	85,204	53,964
Investment securities available-for-sale	223,630	208,700	207,917	202,254	208,329
Restricted investments	4,479	5,895	4,930	4,441	4,353
Loans held for sale	21,270	19,554	19,219	10,303	7,481
Portfolio loans receivable, net of deferred fees and costs	2,630,163	2,107,522	2,021,588	1,964,525	1,903,288
Less allowance for credit losses	(48,652)	(31,925)	(30,832)	(29,350)	(28,610)
Total portfolio loans held for investment, net	2,581,511	2,075,597	1,990,756	1,935,175	1,874,678
Premises and equipment, net	15,525	5,959	5,551	4,500	5,069
Accrued interest receivable	16,664	12,468	12,162	12,258	11,494
Goodwill	21,126	—	—	—	—
Intangible assets	14,072	—	—	—	—
Loan servicing assets	5,511	—	—	—	—
Deferred tax asset	16,670	10,748	12,150	12,311	12,252
Bank owned life insurance	43,956	38,779	38,414	38,062	37,711
Other assets	37,165	26,388	10,973	19,730	10,845
Total assets	$3,206,911	$2,560,788	$2,438,583	$2,324,238	$2,226,176

Liabilities
Deposits
Noninterest-bearing	$810,928	$718,120	$684,574	$665,812	$617,373
Interest-bearing	1,951,011	1,468,104	1,415,854	1,339,883	1,278,623
Total deposits	2,761,939	2,186,224	2,100,428	2,005,695	1,895,996
Federal Home Loan Bank advances	22,000	52,000	32,000	22,000	22,000
Other borrowed funds	12,062	12,062	12,062	12,062	27,062
Accrued interest payable	9,393	8,503	6,573	6,009	5,583
Other liabilities	46,378	21,888	19,666	19,007	20,675
Total liabilities	2,851,772	2,280,677	2,170,729	2,064,773	1,971,316

Stockholders' equity
Common stock	167	139	139	139	139
Additional paid-in capital	128,598	55,585	55,005	54,229	54,473
Retained earnings	237,843	232,995	225,824	218,731	213,345
Accumulated other comprehensive loss	(11,469)	(8,608)	(13,114)	(13,634)	(13,097)
Total stockholders' equity	355,139	280,111	267,854	259,465	254,860
Total liabilities and stockholders' equity	$3,206,911	$2,560,788	$2,438,583	$2,324,238	$2,226,176

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended December 31, 2024			Three Months Ended September 30, 2024			Three Months Ended December 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$140,206	$1,446	4.10%	$91,089	$1,137	4.97%	$65,336	$680	4.13%
Federal funds sold	58	—	—	57	1	6.98	1,574	21	5.29
Investment securities available-for-sale	236,951	1,539	2.58	221,303	1,343	2.41	223,132	1,083	1.93
Restricted investments	7,292	120	6.55	4,911	82	6.64	4,518	76	6.67
Loans held for sale	25,614	193	3.00	9,967	161	6.43	4,601	83	7.16
Portfolio loans receivable(2)(3)	2,592,960	58,409	8.96	2,053,619	49,886	9.66	1,863,298	45,026	9.59
Total interest earning assets	3,003,081	61,707	8.17	2,380,946	52,610	8.79	2,162,459	46,969	8.62
Noninterest earning assets	117,026			56,924			40,020
Total assets	$3,120,107			$2,437,870			$2,202,479

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$257,446	424	0.66	$228,365	321	0.56	$195,539	90	0.18
Savings	13,497	20	0.59	4,135	5	0.48	5,184	2	0.15
Money market accounts	763,526	7,131	3.72	698,239	7,442	4.24	680,697	7,139	4.16
Time deposits	847,618	8,810	4.13	479,824	6,134	5.09	380,731	4,528	4.72
Borrowed funds	97,116	995	4.08	43,655	354	3.23	41,823	321	3.05
Total interest-bearing liabilities	1,979,203	17,380	3.49	1,454,218	14,256	3.90	1,303,974	12,080	3.68
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	58,460			28,834			27,529
Noninterest-bearing deposits	729,907			680,731			622,941
Stockholders’ equity	352,537			274,087			248,035
Total liabilities and stockholders’ equity	$3,120,107			$2,437,870			$2,202,479

Net interest spread			4.68%			4.89%			4.94%
Net interest income		$44,327			$38,354			$34,889
Net interest margin(4)			5.87%			6.41%			6.40%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, collectively, portfolio loans yield excluding credit card loans was 6.98%, 7.15% and 6.89%, respectively.
(4)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, collectively, credit card loans accounted for 182, 233 and 248 basis points of the reported net interest margin, respectively.

	Year Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$98,319	$4,569	4.65%	$70,407	$3,211	4.56%
Federal funds sold	57	3	5.26	1,597	74	4.63
Investment securities available-for-sale	228,909	5,441	2.38	245,466	4,815	1.96
Restricted investments	5,563	373	6.71	5,016	346	6.90
Loans held for sale	12,121	569	4.69	5,755	382	6.64
Portfolio loans receivable(2)(3)	2,142,638	202,346	9.44	1,816,968	174,378	9.60
Total interest earning assets	2,487,607	213,301	8.57	2,145,209	183,206	8.54
Noninterest earning assets	66,442			43,090
Total assets	$2,554,049			$2,188,299

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$221,437	$1,003	0.45%	$201,194	$298	0.15%
Savings	6,732	27	0.40	5,768	8	0.14
Money market accounts	704,002	28,741	4.08	642,013	23,510	3.66
Time deposits	561,369	26,399	4.70	360,464	15,809	4.39
Borrowed funds	63,686	2,385	3.74	59,302	2,055	3.47
Total interest-bearing liabilities	1,557,226	58,555	3.76	1,268,741	41,680	3.29
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	34,043			24,026
Noninterest-bearing deposits	675,360			655,013
Stockholders’ equity	287,420			240,519
Total liabilities and stockholders’ equity	$2,554,049			$2,188,299

Net interest spread			4.81%			5.25%
Net interest income		$154,746			$141,526
Net interest margin(4)			6.22%			6.60%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the years ended December 31, 2024 and 2023, collectively, portfolio loans yield excluding credit card loans was 7.03% and 6.65%, respectively.
(4)For the years ended December 31, 2024 and 2023, collectively, credit card loans accounted for 222 and 264 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The five segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky™ (the Company’s credit card division), Windsor Advantage and the Corporate Office.

Effective January 1, 2024, the Company allocated certain expenses previously recorded directly to the Commercial Bank segment to the other segments. These expenses are for shared services also consumed by OpenSky™, CBHL, and Corporate. The Company performs an allocation process based on several metrics the Company believes more accurately ascribe shared service overhead to each segment. The Company believes this reflects the cost of support for each segment that should be considered in assessing segment performance. Historical information has been recast to reflect financial information consistently with the 2024 presentation.

The following schedule presents financial information for the periods indicated. Total assets are presented as of December 31, 2024, September 30, 2024, and December 31, 2023.

Segments
For the three months ended December 31, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Corporate(2)	Eliminations	Consolidated
Interest income	$45,195	$192	$15,454	$—	$874	$(8)	$61,707
Interest expense	17,086	131	—	—	171	(8)	17,380
Net interest income	28,109	61	15,454	—	703	—	44,327
Provision for credit losses	6,651	—	1,177	—	—	—	7,828
Provision for credit losses on unfunded commitments	122	—	—	—	—	—	122
Net interest income after provision	21,336	61	14,277	—	703	—	36,377
Noninterest income (loss)	4,547	1,676	3,743	4,566	(2,619)	—	11,913
Noninterest expense(1)	16,539	2,377	12,595	2,670	3,333	—	37,514
Net income (loss) before taxes	$9,344	$(640)	$5,425	$1,896	$(5,249)	$—	$10,776

Total assets	$2,994,356	$21,691	$125,913	$7,922	$376,930	$(319,901)	$3,206,911

For the three months ended September 30, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Corporate(2)	Eliminations	Consolidated
Interest income	$35,805	$161	$15,625	$—	$1,049	$(30)	$52,610
Interest expense	13,984	108	—	—	194	(30)	14,256
Net interest income	21,821	53	15,625	—	855	—	38,354
Provision for credit losses	1,453	—	2,294	—	1	—	3,748
Provision for credit losses on unfunded commitments	17	—	—	—	—	—	17
Net interest income after provision	20,351	53	13,331	—	854	—	34,589
Noninterest income	726	1,811	4,096	—	2	—	6,635
Noninterest expense(1)	12,422	2,395	13,276	—	1,632	—	29,725
Net income (loss) before taxes	$8,655	$(531)	$4,151	$—	$(776)	$—	$11,499

Total assets	$2,358,555	$19,831	$121,587	$—	$300,325	$(239,510)	$2,560,788

For the three months ended December 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Corporate(2)	Eliminations	Consolidated
Interest income	$30,957	$83	$15,035	$—	$964	$(70)	$46,969
Interest expense	11,884	31	—	—	235	(70)	12,080
Net interest income	19,073	52	15,035	—	729	—	34,889
Provision for (release of) credit losses	691	—	2,125	—	(8)	—	2,808
Release of credit losses on unfunded commitments	(106)	—	—	—	—	—	(106)
Net interest income after provision	18,488	52	12,910	—	737	—	32,187
Noninterest income	773	1,166	3,996	—	1	—	5,936
Noninterest expense(1)	12,303	1,617	12,669	—	318	—	26,907
Net income (loss) before taxes	$6,958	$(399)	$4,237	$—	$420	$—	$11,216

Total assets	$2,051,945	$8,589	$117,477	$—	$277,565	$(229,400)	$2,226,176
________________________
(1)     Noninterest expense includes $6.3 million, $6.2 million, and $5.7 million in data processing expense in OpenSky’s™ segment for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

Segments
For the year ended December 31, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Corporate(2)	Eliminations	Consolidated
Interest income	$147,464	$568	$61,785	$—	$3,646	$(162)	$213,301
Interest expense	57,536	363	—	—	818	(162)	58,555
Net interest income	89,928	205	61,785	—	2,828	—	154,746
Provision for credit losses	10,331	—	7,329	—	60	—	17,720
Provision for credit losses on unfunded commitments	385	—	—	—	—	—	385
Net interest income after provision	79,212	205	54,456	—	2,768	—	136,641
Noninterest income (loss)	6,654	6,684	16,122	4,566	(2,616)	—	31,410
Noninterest expense(1)	53,429	9,377	53,245	2,670	7,498	—	126,219
Net income (loss) before taxes	$32,437	$(2,488)	$17,333	$1,896	$(7,346)	$—	$41,832

Total assets	$2,994,356	$21,691	$125,913	$7,922	$376,930	$(319,901)	$3,206,911

For the year ended December 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Corporate(2)	Eliminations	Consolidated
Interest income	$116,408	$382	$62,476	$—	$4,238	$(298)	$183,206
Interest expense	40,896	135	—	—	947	(298)	41,680
Net interest income	75,512	247	62,476	—	3,291	—	141,526
Provision for credit losses	1,540	—	7,948	—	122	—	9,610
Release of credit losses on unfunded commitments	(101)	—	—	—	—	—	(101)
Net interest income after provision	74,073	247	54,528	—	3,169	—	132,017
Noninterest income	2,737	4,909	17,325	—	4	—	24,975
Noninterest expense(1)	48,347	8,155	52,752	—	1,513	—	110,767
Net income (loss) before taxes	$28,463	$(2,999)	$19,101	$—	$1,660	$—	$46,225

Total assets	$2,051,945	$8,589	$117,477	$—	$277,565	$(229,400)	$2,226,176
(1)     Noninterest expense includes $24.9 million and $23.7 million in data processing expense in OpenSky’s™ segment for the years ended December 31, 2024 and 2023, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Earnings:
Net income	$7,533	$8,672	$8,205	$6,562	$9,030
Earnings per common share, diluted	0.45	0.62	0.59	0.47	0.65
Net interest margin	5.87%	6.41%	6.46%	6.24%	6.40%
Net interest margin, excluding credit card loans (1)	4.05%	4.08%	4.00%	3.85%	3.92%
Return on average assets(2)	0.96%	1.42%	1.40%	1.15%	1.63%
Return on average equity(2)	8.50%	12.59%	12.53%	10.19%	14.44%
Efficiency ratio	66.70%	66.07%	67.11%	71.95%	65.91%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,630,163	$2,107,522	$2,021,588	$1,964,525	$1,902,643
Total deposits	2,761,939	2,186,224	2,100,428	2,005,695	1,895,996
Total assets	3,206,911	2,560,788	2,438,583	2,324,238	2,226,176
Total stockholders' equity	355,139	280,111	267,854	259,465	254,860
Total average portfolio loans receivable, net deferred fees	2,592,960	2,053,619	1,992,630	1,927,372	1,863,298
Total average deposits	2,611,994	2,091,294	2,010,736	1,957,559	1,885,092
Portfolio loans-to-deposit ratio (period-end balances)	95.23%	96.40%	96.25%	97.95%	100.35%
Portfolio loans-to-deposit ratio (average balances)	99.27%	98.20%	99.10%	98.46%	98.84%

Asset Quality Ratios:
Nonperforming assets to total assets	0.94%	0.60%	0.58%	0.62%	0.72%
Nonperforming loans to total loans	1.15%	0.73%	0.70%	0.73%	0.84%
Net charge-offs to average portfolio loans (2)	0.37%	0.51%	0.39%	0.41%	0.53%
Allowance for credit losses to total loans	1.85%	1.51%	1.53%	1.49%	1.50%
Allowance for credit losses to non-performing loans	160.88%	206.50%	219.40%	204.37%	178.34%

Bank Capital Ratios:
Total risk based capital ratio	12.82%	13.76%	14.51%	14.36%	14.81%
Tier 1 risk based capital ratio	11.56%	12.50%	13.25%	13.10%	13.56%
Leverage ratio	9.12%	9.84%	10.36%	10.29%	10.51%
Common equity Tier 1 capital ratio	11.56%	12.50%	13.25%	13.10%	13.56%
Tangible common equity	9.31%	9.12%	9.53%	9.66%	9.91%
Holding Company Capital Ratios:
Total risk based capital ratio	15.48%	16.65%	16.98%	16.83%	17.38%
Tier 1 risk based capital ratio	13.83%	14.88%	15.19%	15.03%	15.55%
Leverage ratio	11.07%	11.85%	11.93%	11.87%	12.14%
Common equity Tier 1 capital ratio	13.74%	14.78%	15.08%	14.92%	15.43%
Tangible common equity	11.07%	10.94%	10.98%	11.16%	11.45%
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Composition of Loans:
Commercial real estate, non owner-occupied	$471,329	$403,487	$397,080	$377,224	$351,116
Commercial real estate, owner-occupied	440,026	351,462	319,370	330,840	307,911
Residential real estate	688,552	623,684	601,312	577,112	573,104
Construction real estate	321,252	301,909	294,489	290,016	290,108
Commercial and industrial	554,550	271,811	255,686	254,577	239,208
Lender finance	28,574	29,546	33,294	13,484	11,085
Business equity lines of credit	3,090	2,663	2,989	14,768	14,117
Credit card, net of reserve(3)	127,766	127,098	122,217	111,898	123,331
Other consumer loans	2,089	2,045	1,930	738	950
Portfolio loans receivable	$2,637,228	$2,113,705	$2,028,367	$1,970,657	$1,910,930
Deferred origination fees, net	(7,065)	(6,183)	(6,779)	(6,132)	(7,642)
Portfolio loans receivable, net	$2,630,163	$2,107,522	$2,021,588	$1,964,525	$1,903,288

Composition of Deposits:
Noninterest-bearing	$810,928	$718,120	$684,574	$665,812	$617,373
Interest-bearing demand	238,881	266,493	266,070	193,963	199,308
Savings	13,488	3,763	4,270	4,525	5,211
Money markets	816,708	686,526	672,455	678,435	663,129
Customer time deposits	548,901	358,300	317,911	302,319	268,619
Brokered time deposits	333,033	153,022	155,148	160,641	142,356
Total deposits	$2,761,939	$2,186,224	$2,100,428	$2,005,695	$1,895,996

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$89,998	$74,690	$82,363	$52,080	$45,152
Mortgage loans sold	77,399	67,296	66,417	40,377	34,140
Gain on sale of loans	1,897	1,644	1,732	1,238	1,015
Purchase volume as a % of originations	90.42%	90.98%	96.48%	97.83%	89.99%
Gain on sale as a % of loans sold(4)	2.45%	2.44%	2.61%	3.07%	2.97%
Mortgage commissions	$620	$598	$582	$490	$465

OpenSky™ Portfolio Metrics:
Open customer accounts	552,566	548,952	537,734	526,950	525,314
Secured credit card loans, gross	$87,226	$89,641	$90,961	$85,663	$95,300
Unsecured credit card loans, gross	42,430	39,730	33,560	28,508	30,817
Noninterest secured credit card deposits	166,355	170,750	173,499	171,771	173,857
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Earnings Metrics, as Adjusted	Quarter Ended
(in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Income	$7,533	$8,672	$8,205	$6,562	$9,030
Add: Merger-Related Expenses, net of tax	2,151	557	62	538	—
Add: Non-recurring equity and debt investment write-down	2,620	—	—	—	—
Add: IFH ACL Provision, net of tax	3,169	—	—	—	—
Net Income, as Adjusted	$15,473	$9,229	$8,267	$7,100	$9,030

Weighted Average Common Shares - Diluted	16,729	13,951	13,895	13,919	13,989
Earnings per Share - Diluted	$0.45	$0.62	$0.59	$0.47	$0.65
Earnings per Share - Diluted, as Adjusted	$0.92	$0.66	$0.59	$0.51	$0.65

Average Assets	$3,120,107	$2,437,870	$2,353,868	$2,299,234	$2,202,479
Return on Average Assets(1)	0.96%	1.42%	1.40%	1.15%	1.63%
Return on Average Assets, as Adjusted(1)	1.97%	1.51%	1.41%	1.24%	1.63%

Average Equity	$352,537	$274,087	$263,425	$258,892	$248,035
Return on Average Equity(1)	8.50%	12.59%	12.53%	10.19%	14.44%
Return on Average Equity, as Adjusted(1)	17.46%	13.40%	12.62%	11.03%	14.44%

Net Interest Income (a)	$44,327	$38,354	$37,057	$35,008	$34,889
Noninterest Income	11,913	6,635	6,890	5,972	5,936
Total Revenue	$56,240	$44,989	$43,947	$40,980	$40,825
Noninterest Expense	$37,514	$29,725	$29,493	$29,487	$26,907
Efficiency Ratio(2)	66.70%	66.07%	67.11%	71.95%	65.91%

Noninterest Income	$11,913	$6,635	$6,890	$5,972	$5,936
Add: Non-recurring equity and debt investment write-down	2,620	—	—	—	—
Noninterest Income, as Adjusted (b)	$14,533	$6,635	$6,890	$5,972	$5,936
Total Revenue, as Adjusted (a) + (b)	$58,860	$44,989	$43,947	$40,980	$40,825

Noninterest Expense	$37,514	$29,725	$29,493	$29,487	$26,907
Less: Merger-Related Expenses	2,615	520	83	712	—
Noninterest Expense, as Adjusted	$34,899	$29,205	$29,410	$28,775	$26,907
Efficiency Ratio, as Adjusted(2)	59.29%	64.92%	66.92%	70.22%	65.91%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Earnings Metrics, as Adjusted	Year Ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023

Net Income	$30,972	$35,871
Add: Merger-Related Expenses, net of tax	3,308	—
Add: Non-recurring equity and debt investment write-down	2,620	—
Add: IFH ACL Provision, net of tax	3,169	—
Net Income, as Adjusted	$40,069	$35,871

Weighted average common shares - Diluted	14,660	14,081
Earnings per share - Diluted	$2.11	$2.55
Earnings per share - Diluted, as Adjusted	$2.73	$2.55

Average Assets	$2,554,049	$2,188,299
Return on Average Assets(1)	1.21%	1.64%
Return on Average Assets, as Adjusted(1)	1.57%	1.64%

Average Equity	$287,420	$240,519
Return on Average Equity(1)	10.78%	14.91%
Return on Average Equity, as Adjusted(1)	13.94%	14.91%

Net Interest Income (a)	$154,746	$141,526
Noninterest Income	31,410	24,975
Total Revenue	$186,156	$166,501
Noninterest Expense	$126,219	$110,767
Efficiency Ratio(2)	67.80%	66.53%

Noninterest Income	$31,410	$24,975
Add: Non-recurring equity and debt investment write-down	2,620	—
Noninterest Income, as Adjusted (b)	$34,030	$24,975
Total Revenue, as Adjusted (a) + (b)	$188,776	$166,501

Noninterest Expense	$126,219	$110,767
Less: Merger-Related Expenses	3,930	—
Noninterest Expense, as Adjusted	$122,289	$110,767
Efficiency Ratio, as Adjusted(2)	64.78%	66.53%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Net Interest Margin, as Adjusted	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Interest Income	$44,327	$38,354	$37,057	$35,008	$34,889
Less: Credit Card Loan Income	15,022	15,137	15,205	14,457	14,677
Net Interest Income, as Adjusted	$29,305	$23,217	$21,852	$20,551	$20,212
Average Interest Earning Assets	3,003,081	2,380,946	2,307,070	2,254,663	2,162,459
Less: Average Credit Card Loans	120,993	119,458	111,288	110,483	114,551
Total Average Interest Earning Assets, as Adjusted	$2,882,088	$2,261,488	$2,195,782	$2,144,180	$2,047,908
Net Interest Margin, as Adjusted	4.05%	4.08%	4.00%	3.85%	3.92%

Net Interest Margin, as Adjusted	Year Ended
(in thousands)	December 31, 2024	December 31, 2023

Net Interest Income	$154,746	$141,526
Less: Credit Card Loan Income	59,821	61,096
Net Interest Income, as Adjusted	$94,925	$80,430
Average Interest Earning Assets	2,487,607	2,145,209
Less: Average Credit Card Loans	115,581	114,450
Total Average Interest Earning Assets, as Adjusted	$2,372,026	$2,030,759
Net Interest Margin, as Adjusted	4.00%	3.96%

Portfolio Loans Receivable Yield, as Adjusted	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Portfolio Loans Receivable Interest Income	$58,409	$49,886	$48,143	$45,908	$45,026
Less: Credit Card Loan Income	15,022	15,137	15,205	14,457	14,677
Portfolio Loans Receivable Interest Income, as Adjusted	$43,387	$34,749	$32,938	$31,451	$30,349
Average Portfolio Loans Receivable	2,592,960	2,053,619	1,992,630	1,927,372	1,863,298
Less: Average Credit Card Loans	120,993	119,458	111,288	110,483	114,551
Total Average Portfolio Loans Receivable, as Adjusted	$2,471,967	$1,934,161	$1,881,342	$1,816,889	$1,748,747
Portfolio Loans Receivable Yield, as Adjusted	6.98%	7.15%	7.04%	6.96%	6.89%

Portfolio Loans Receivable Yield, as Adjusted	Year Ended
(in thousands)	December 31, 2024	December 31, 2023

Portfolio Loans Receivable Interest Income	$202,346	$174,378
Less: Credit Card Loan Income	59,821	61,096
Portfolio Loans Receivable Interest Income, as Adjusted	$142,525	$113,282
Average Portfolio Loans Receivable	2,142,638	1,816,968
Less: Average Credit Card Loans	115,581	114,450
Total Average Portfolio Loans Receivable, as Adjusted	$2,027,057	$1,702,518
Portfolio Loans Receivable Yield, as Adjusted	7.03%	6.65%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Income	$7,533	$8,672	$8,205	$6,562	$9,030
Add: Income Tax Expense	3,243	2,827	2,728	2,062	2,186
Add: Provision for Credit Losses	7,828	3,748	3,417	2,727	2,808
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	122	17	104	142	(106)
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$18,726	$15,264	$14,454	$11,493	$13,918

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Year Ended
(in thousands)	December 31, 2024	December 31, 2023

Net Income	$30,972	$35,871
Add: Income Tax Expense	10,860	10,354
Add: Provision for Credit Losses	17,720	9,610
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	385	(101)
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$59,937	$55,734

PPNR, as Adjusted	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Income	$7,533	$8,672	$8,205	$6,562	$9,030
Add: Income Tax Expense	3,243	2,827	2,728	2,062	2,186
Add: Provision for Credit Losses	7,828	3,748	3,417	2,727	2,808
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	122	17	104	142	(106)
Add: Merger-Related Expenses	2,615	520	83	712	—
Add: Non-recurring equity and debt investment write-down	2,620	—	—	—	—
PPNR, as Adjusted	$23,961	$15,784	$14,537	$12,205	$13,918

PPNR, as Adjusted	Year Ended
(in thousands)	December 31, 2024	December 31, 2023

Net Income	$30,972	$35,871
Add: Income Tax Expense	10,860	10,354
Add: Provision for Credit Losses	17,720	9,610
Add: Provision for (Release of) Credit Losses on Unfunded Commitments	385	(101)
Add: Merger-Related Expenses	3,930	—
Add: Non-recurring equity and debt investment write-down	2,620	—
PPNR, as Adjusted	$66,487	$55,734

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Allowance for Credit Losses	$48,652	$31,925	$30,832	$29,350	$28,610
Total Portfolio Loans	2,630,163	2,107,522	2,021,588	1,964,525	1,903,288
Allowance for Credit Losses to Total Portfolio Loans	1.85%	1.51%	1.53%	1.49%	1.50%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total Nonperforming Assets	$30,241	$15,460	$14,053	$14,361	$16,042
Total Assets	3,206,911	2,560,788	2,438,583	2,324,238	2,226,176
Nonperforming Assets to Total Assets	0.94%	0.60%	0.58%	0.62%	0.72%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total Nonperforming Loans	$30,241	$15,460	$14,053	$14,361	$16,042
Total Portfolio Loans	2,630,163	2,107,522	2,021,588	1,964,525	1,903,288
Nonperforming Loans to Total Portfolio Loans	1.15%	0.73%	0.70%	0.73%	0.84%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total Net Charge-Offs	$2,427	$2,655	$1,935	$1,987	$2,477
Total Average Portfolio Loans	2,592,960	2,053,619	1,992,630	1,927,372	1,863,298
Net Charge-Offs to Average Portfolio Loans, Annualized	0.37%	0.51%	0.39%	0.41%	0.53%

Net Charge-offs to Average Portfolio Loans	Year Ended
(in thousands)	December 31, 2024	December 31, 2023

Total Net Charge-Offs	$9,004	$8,473
Total Average Portfolio Loans	2,142,638	1,816,968
Net Charge-Offs to Average Portfolio Loans, Annualized	0.42%	0.47%

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total Stockholders' Equity	$355,139	$280,111	$267,854	$259,465	$254,860
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	42,454	—	—	—	—
Tangible Common Equity	$312,685	$280,111	$267,854	$259,465	$254,860
Period End Shares Outstanding	16,662,405	13,917,891	13,910,467	13,889,563	13,922,532
Tangible Book Value per Share	$18.77	$20.13	$19.26	$18.68	$18.31

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Income	$7,533	$8,672	$8,205	$6,562	$9,030
Add: Intangible Amortization, Net of Tax	198	—	—	—	—
Net Tangible Income	$7,731	$8,672	$8,205	$6,562	$9,030
Average Equity	352,537	274,087	263,425	258,892	248,035
Less: Average Intangible Assets	27,653	—	—	—	—
Net Average Tangible Common Equity	$324,884	$274,087	$263,425	$258,892	$248,035
Return on Average Equity	8.50%	12.59%	12.53%	10.19%	14.44%
Return on Average Tangible Common Equity	9.47%	12.59%	12.53%	10.19%	14.44%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Net Income, as Adjusted	$15,473	$9,229	$8,267	$7,100	$9,030
Add: Intangible Amortization, Net of Tax	198	—	—	—	—
Net Tangible Income, as Adjusted	$15,671	$9,229	$8,267	$7,100	$9,030
Core Return on Average Equity, as Adjusted	17.68%	13.40%	12.62%	11.03%	14.44%
Core Return on Average Tangible Common Equity, as Adjusted	19.19%	13.40%	12.62%	11.03%	14.44%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in six locations in the greater Washington, D.C. and Baltimore, Maryland markets, one bank branch in Fort Lauderdale, Florida and one bank branch in Chicago, Illinois. Capital Bancorp had assets of approximately $3.2 billion at December 31, 2024 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; the expected cost savings, synergies and other financial benefits from the acquisition of IFH or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Dominic Canuso (301) 468-8848 x1403
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com